Exhibit 10.14

FORM OF

CURBLINE PROPERTIES CORP.
TIME-BASED RESTRICTED STOCK AWARD AGREEMENT

1.	Holder:	__________ (the “Holder”)
2.	Plan:	Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “Plan”)
3.	Date of Grant:	__________, 20__ (the “Date of Grant”)
4.	Shares of Restricted Stock:	__________
5.	Purchase Price:	$0
6.

Vesting Schedule: If you are then and have been continuously employed by the Company or a Subsidiary (subject to the terms of this Time-Based Restricted Stock Award Agreement (the “Agreement”) and the Plan), the shares of the Company’s Common Stock subject hereto (the “Restricted Stock”) shall vest as follows:

Vesting Date	Shares of Restricted Stock Vesting

Additional provisions regarding the vesting of shares of Restricted Stock, and other terms and conditions of the shares of Restricted Stock, are specified in this Agreement and the Plan. Capitalized terms not defined in this Agreement shall have the meaning as defined in the Plan, as applicable.

ACCEPTANCE OF AWARD

I accept the shares of Restricted Stock granted to me on the Date of Grant as specified in this Agreement, and I agree to be bound by the terms and conditions of this Agreement and the Plan.

CURBLINE PROPERTIES CORP.		HOLDER

By:
	Name:	Name:
Title:

Curbline Properties Corp., a Maryland corporation (the “Company”), has granted to the Holder named on the first page of this Agreement the Restricted Stock set forth on the first page of this Agreement, effective as of the Date of Grant specified on the first page of this Agreement. The Restricted Stock shall be subject to this Agreement. The Restricted Stock has been granted pursuant to the Plan and is subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the provisions of this Agreement:

1.
Vesting of Restricted Stock. Except as provided in Section 4 of this Agreement, the Restricted Stock will vest in accordance with the vesting schedule set forth on the first page of this Agreement. The Committee may at any time accelerate or continue the vesting schedule referred to in this Section 1.
2.
Purchase Price. The purchase price for the Restricted Stock is set forth on the first page of this Agreement.
3.
Transferability. The Holder may transfer the Restricted Stock prior to vesting, during his or her lifetime (a) to one or more members of such Holder’s family, (b) to one or more trusts for the benefit of one or more of such Holder’s family, or (c) to a partnership or partnerships of members of such Holder’s family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to the shares of Restricted Stock. The shares of Restricted Stock are also transferable by will or the laws of descent and distribution. The transferee of any shares of Restricted Stock will be subject to all restrictions, terms, and conditions applicable to the shares of Restricted Stock.
4.
Termination of Employment. If the Holder’s employment by the Company and its Subsidiaries terminates prior to all of the Restricted Stock either vesting or being forfeited under the terms of this Agreement, then the unvested Restricted Stock that has not then been forfeited will vest or be forfeited as follows:
a.
Termination due to Death or Disability, Termination Without Cause, or Termination for Good Reason. If the Holder’s employment with the Company and its Subsidiaries is terminated (i) by reason of the Holder’s death, (ii) by the Company and its Subsidiaries due to the Holder’s Disability, (iii) by the Company and its Subsidiaries without Cause, or (iv) by the Holder for Good Reason, all unvested Restricted Stock shall become immediately and automatically vested on the date of such termination.
b.
Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
i.
Cause. “Cause” shall have the definition given to such term in the Holder’s employment, change in control or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, or if the Holder has no Individual Agreement (or if it does not define Cause), the term “Cause” shall mean: (A) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (B) dishonesty in the course of fulfilling the Holder’s employment duties; (C) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (D) prior to a Change in Control, such other events substantially similar to those described in this Section 4(b)(i)(A)-(C), as shall be determined by the Committee in its reasonable exercise of discretion. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists for purposes of this Section 4(b)(i), and its determination shall be final.
ii.
Disability. “Disability” shall have the definition given to the term “Total Disability” in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Total Disability), shall mean that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.
iii.
Good Reason. “Good Reason” shall have the definition given to such term in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Good Reason), the term “Good Reason” shall mean: (A) a material reduction in the nature or scope of the responsibilities, authorities or duties of the Holder attached to the Holder’s position; (B) a change of more than 50 miles in the location of the Holder’s principal office; or (C) a material reduction in the Holder’s remuneration; provided, that no later than 90 days following an event constituting Good Reason the Holder gives notice to the Company of the occurrence of such event, the Company fails to cure the event within 30 days following the receipt of such notice, and the Holder terminates employment with the Company and its Subsidiaries within one year from the date the event described in clause (A), (B), or (C) above initially occurred. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Good Reason exists for purposes of this Section 4(b)(iii), and its determination shall be final.
c.
Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company and its Subsidiaries terminates other than in the circumstances described in paragraph (a) of this Section 4, any shares of Restricted Stock which are unvested at the time of termination will be forfeited upon termination.
5.
Dividends. All dividends payable on the Restricted Stock (whether vested or unvested) will be payable in the same manner as paid to other Company stockholders. All cash dividends payable on unvested Restricted Stock will be paid in unrestricted cash. In the case of dividends payable on unvested Restricted Stock in shares or other property, the shares or other property so payable shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock unless otherwise determined by the Committee or the Board at the time the dividend is authorized.
6.
Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the grant or delivery to the Holder of Common Stock or any other payment or vesting event with respect to the Restricted Stock, the Holder and the Committee hereby agree that such obligation, in whole, will be satisfied by the Company withholding a portion of the Restricted Stock with a fair market value equal to the amount of such obligation; provided, however, that any such obligation in connection with a cash dividend payment to the Holder pursuant to Section 5 of this Agreement will be satisfied, in whole, by the Company withholding a portion of such cash otherwise to be delivered with a value equal to the amount of such obligation. Additionally, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state, local or foreign taxes or other amounts of any kind required by law to be withheld with respect to the award or vesting of the Restricted Stock so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.
7.
Deferral. The Holder may, in his or her sole discretion, with respect to this award of Restricted Stock, elect to participate in any equity deferred compensation plan established by the Company, in which case such plan shall govern the Restricted Stock so deferred.
8.
Subject to the Plan. This Agreement is made and the shares of Restricted Stock evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Restricted Stock and the terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided under Section 12 of the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

9.
Restrictive Covenants. In the event the Holder breaches any of the restrictive covenants set forth in the Holder’s Individual Agreement (if any) while such restrictive covenants are in effect, the Holder will forfeit the shares of Restricted Stock as of the date of such breach.
10.
Amendments. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Holder acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect in a material way the Holder’s rights under this Agreement without the Holder’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Holder or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Holder or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
11.
Securities Law Compliance.
a.
The Holder agrees that the Company may impose such restrictions on the Restricted Stock as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that book entry or certificates representing the Restricted Stock, if any, may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.
b.
The Holder agrees that any Common Stock which the Holder may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Common Stock has become effective so as to permit the sale or other disposition of such Common Stock by the Holder, or (ii) the sale or other proposed disposition of such Common Stock by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Common Stock under the Securities Act of 1933, as amended.
12.
Rights of the Holder. The grant of the Restricted Stock under this Agreement to the Holder is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Restricted Stock and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. The granting of the Restricted Stock shall in and of itself not confer any right of the Holder to continue in the employ of the Company or its Subsidiaries and shall not interfere in any way with the right of the Company or its Subsidiaries to terminate the Holder’s employment at any time, subject to the terms of any Individual Agreement between the Company and the Holder.
13.
Relation to Other Benefits. Any economic or other benefit to the Holder under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Holder may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
14.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent otherwise governed by Federal law.

15.
Legend. The records of the Company and any other documentation evidencing the Restricted Stock shall bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such Restricted Stock is subject to restrictions as set forth herein and in the Plan.
16.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
17.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.
Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Holder, and the successors and assigns of the Company.
19.
Acknowledgements. By accepting the Restricted Stock, the Holder hereby:
a.
acknowledges that he/she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;
b.
accepts this Agreement and the Restricted Stock granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;
c.
represents and warrants to the Company that he/she is acquiring the Restricted Stock for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Stock either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and agrees that no transfer of the Restricted Stock will be made unless the shares of Restricted Stock have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the proposed transfer is exempt from such registration.